CERTIFICATE OF INCORPORATION
                                       OF
                            CADUS THERAPEUTICS CORP.

     FIRST. The name of the corporation is Cadus Therapeutics Corp.

     SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares which the corporation shall have authority to issue is 2,000,000 shares of Common Stock, $0.001 par value per share.

     FIFTH. The name and mailing address of the incorporator is Joseph M. Harary, Esq., c/o Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019.

     SIXTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

     SEVENTH. Elections of directors need not be by written ballot, except and to the extent provided in the by-laws of the corporation.

     EIGHTH. Any directors or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares at the time entitled to vote at an election of directors, whether or not the board of directors is classified as provided in subsection (d) of section 141 of Title 8 of the Delaware Code.

     NINTH. Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to the summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

     TENTH. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     THE UNDERSIGNED INCORPORATOR hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true on this 23rd day of January, 1992.

                                             /s/  JOSEPH M. HARARY
                                             --------------------------
                                             Joseph M. Harary

            Certificate of Amendment of Certificate of Incorporation

     Cadus Therapeutics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     First: That the Board of Directors of Cadus Therapeutics Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution on June 14, 1992, amending the Certificate of Incorporation of said corporation as follows:

          Resolved, that the Certificate of Incorporation be amended by changing the First article thereof, so that, as amended said article shall be and read as follows:

               FIRST. The name of the Corporation is Cadus Pharmaceutical Corporation.

     Second: That the Board of Directors of Cadus Therapeutic Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution as of June 14, 1992 amending the certificate of Incorporation of said corporation as follows:

          Resolved,that the Company amend its Certificate of Incorporation such that the article FOURTH of the Certificate of Incorporation will read as follows:

               FOURTH. The total number of shares of common stock which the Corporation shall have authority to issue is 10 million (10,000,000) shares with a par value of $.001 per share.

     Third: That said amendments were duly adopted by the Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     In witness whereof, said Cadus Pharmaceutical Corporation has caused this Certificate to be signed by Samuel D. Waksal, its Chairman of the Board of Directors, and attested by John B. Landes, its Secretary, this 14th day of June, 1992.

By:                                          Attested by:


/s/ SAMUEL D. WAKSAL                         /s/ JOHN B. LANDES
- ----------------------------------           ------------------
Samuel D. Waksal                             John B. Landes
Chairman of the Board of Directors           Secretary

                        CADUS PHARMACEUTICAL CORPORATION

             CERTIFICATE DESIGNATING SERIES OF CONVERTIBLE PREFERRED
               STOCK, SERIES A, AND FIXING THE RELATIVE RIGHTS AND
                               PREFERENCES THEREOF

         Cadus Pharmaceutical Corporation, a corporation organized and existing under the laws of the State of Delaware (hereafter referred to as the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation, at a meeting duly convened and held on July 28, 1993 at which a quorum was present and acting throughout, adopted a resolution providing for the issuance of a series of the Corporation's Preferred Stock, $.001 per value, which series is designated "Convertible Preferred Stock, Series A", which resolution is as follows:

          RESOLVED, that pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the issuance of a series of the Preferred Stock, $.001 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

                      Convertible Preferred Stock, Series A

          1. Designation. A total of 17,600,000 shares of the Corporation's Preferred Stock shall be designated the "Convertible Preferred Stock, Series A". Any shares of Convertible Preferred Stock, Series A which are not issued on or before August 31, 1996 shall be retired and returned to the status of authorized, unissued and undesignated shares of the Preferred Stock.

          2. Dividends. The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends payable if, as and when declared by the Board of Directors of the Corporation. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Convertible Preferred Stock, Series A shall be entitled to dividends in an amount per share of Convertible Preferred Stock, Series A as would be declared payable on the largest number of whole shares of Common Stock into which each share of Convertible Preferred Stock, Series A held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

          3. Liquidation, Dissolution or Winding Up.

                   (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Convertible Preferred Stock, Series A and subject to the liquidation rights and preferences of any class or series of Preferred Stock or any other class of capital stock designated in the future to be senior to, or on a parity with, the Convertible Preferred Stock, Series A with respect to liquidation preferences, the holders of each share of Convertible Preferred Stock, Series A shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes whether such assets are capital, surplus or earnings ("Available Assets"), an amount equal to $.457 per share of Convertible Preferred Stock, Series A. Such amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Convertible Preferred Stock, Series A.

                   If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Convertible Preferred Stock, Series A the full amount to which they otherwise would be entitled, the holders of Convertible Preferred Stock, Series A shall share ratably in any distribution of Available Assets in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the

Convertible Preferred Stock, Series A if all liquidation preference dollar amounts with respect to such shares were paid in full.

         (b) Participating Rights. After the distribution described in Section 3(a) shall have been paid in full, the remaining Available Assets of the Corporation shall be distributed to the holders of Convertible Preferred Stock, Series A and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all shares of Convertible Preferred Stock, Series A into shares of Common Stock at the Conversion Rate in effect at that time pursuant to Section 5).

          (c) Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

          4. Voting Power.

          (a) General. Except as otherwise expressly provided in this Section 4, or as otherwise required by law, each holder of Convertible Preferred Stock, Series A shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Convertible Preferred Stock, Series A could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of shares of Convertible Preferred Stock, Series A and Common Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation.

          (b) Rights with Respect to Certain Matters. So long as the number of outstanding shares of Convertible Preferred Stock, Series A is at least equal to 25 percent of the number of shares of Convertible Preferred Stock, Series A originally issued, the Corporation shall not take any of the following actions without the approval by the affirmative vote of the holders of at least 85 percent of the then outstanding shares of Convertible Preferred Stock, Series A, voting as a separate class, each share of Convertible Preferred Stock, Series A to be entitled to one vote in each instance:

          (1) amend the Certificate of Incorporation if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Convertible Preferred Stock, Series A so as to materially adversely affect the rights of the holders of the Convertible Preferred Stock, Series A; or

          (2) authorize or create shares of any class of stock ranking senior to or on a parity with the Common Stock with respect to liquidation preferences or dividend or redemption rights; or

          (3) increase the authorized number of shares of Convertible Preferred Stock, Series A;

          (4) (A) sell, convey or otherwise dispose of all or substantially all of the assets of the Corporation or (B) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Corporation) if more than 50 percent of the voting power of the Corporation is transferred to persons who were not stockholders of the Corporation immediately prior to such merger or consolidation;

          (5) Liquidate, dissolve or otherwise wind up the affairs of the Corporation; or

          (6) Any amendment of the By-laws of the Corporation which would alter the vote required for action by the Board of Directors of the Corporation or the term of office of the Chairman of the Board.

          5. Conversion Rights. The holders of the Convertible Preferred Stock, Series A shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

                   (a) General. Subject to and in compliance with the provisions of this Section 5, any shares of the Convertible Preferred Stock, Series A may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Convertible Preferred Stock, Series A shall be entitled to receive upon conversion at any particular time shall be the product obtained by multiplying the Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Convertible Preferred Stock, Series A being converted at such time.

                   (b) Conversion Rate. The conversion rate in effect at any time for the Convertible Preferred Stock, Series A shall be the quotient obtained by dividing $.457 by the Conversion Value, calculated as provided in
Section 5(c) (the "Conversion Rate").

                   (c) Conversion Value. The Conversion Value in effect from time to time, except as adjusted in accordance with Section

5(d) hereof, shall be $.457 with respect to the Convertible Preferred Stock, Series A (the "Conversion Value").

                   (d) Adjustments to Conversion Value

                       (i)(A) Upon Dilutive Issuances of Common Stock or Convertible Securities. If the Corporation shall, while there are any shares of Convertible Preferred Stock, Series A outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share less than the Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Conversion Value for the Convertible Preferred Stock, Series A upon each such issuance or sale, except as hereinafter provided, shall be reduced so as to be equal to an amount determined by multiplying the Conversion Value by a fraction:

                           (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (as hereafter defined) (calculated on a fully-diluted basis assuming the conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Conversion Value in effect immediately prior to such issuance, and

                           (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase right or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

          The provisions of this Section 5(d)(i)(A) may be waived with respect to all outstanding shares of Convertible Preferred Stock, Series A in any instance by the affirmative vote of holders of a majority of the outstanding Convertible Preferred Stock, Series A.

                       (i)(B) Upon Dilutive Issuances of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities.

                  (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock with respect to adjustments in the Conversion Value of the Convertible Preferred Stock, Series A if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Conversion Value in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance of Common Stock Equivalents at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                  (2) Adjustments for Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Conversion Value will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had the adjustments made to the Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Conversion Value pursuant to this paragraph which relates to any Common Stock Equivalent shall be eliminated if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Conversion Value for the Convertible Preferred Stock, Series A effective immediately upon such cancellation or expiration shall be equal to the Conversion Value that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                  (3) Net Consideration Per Share. For purposes of this Section 5(d)(i)(B), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                    (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                    (b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                    (i)(C) Stock Dividends for Holders of Capital Stock Other than Common Stock. In the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation, other than holders of Common Stock, entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for (i) dividends payable in shares of Common Stock payable pro rata to holders of Convertible Preferred Stock, Series A and to holders of any other class of stock and (ii) with respect to the Convertible Preferred Stock, Series A, dividends payable in shares of Convertible Preferred Stock, Series A; provided, however, that holders of any shares of Convertible Preferred Stock, Series A shall be entitled to receive in place of such Convertible Preferred Stock, Series A the shares of Common Stock into which the shares of Convertible Preferred Stock, Series A being distributed as a dividend are then convertible.

                    (i)(D) Consideration Other than Cash. For purposes of this
Section 5(d)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation. In the event of any dispute between the holders of the Convertible Preferred Stock, Series A and the Corporation regarding the determination of fair market value, at the written request of the holders of a majority of the outstanding shares of Convertible Preferred Stock, Series A, the Corporation shall engage a consulting firm or investment banking firm, selected by the Board of Directors and approved by the holders of a majority of the outstanding shares of Preferred Stock, to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Corporation.

                    (i)(E) Exceptions to Anti-dilution Adjustments; Reserved Employee Shares. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as defined below). Further, this Section 5(d)(i) shall not apply with respect to the issuance or sale of up to 2,000,000 shares of Common Stock, including by way of the grant of options exercisable for up to such number of shares of Common Stock (which options shall not be counted separately from the Common Stock subject thereto), issued or issuable after the original issue date of the Convertible Preferred Stock, Series A to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan, consulting agreement, or such other options, issuances, arrangements, agreements or plans approved by Board of Directors; provided, however, that the number set forth above may be increased from time to time by the affirmative vote of the holders of 85 percent of the outstanding shares of Convertible Preferred Stock, Series A entitled to vote (voting together as a separate class). The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

                    (d)(ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Value (and all other conversion values set forth in Section 5(d)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary

Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Value, and the Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

               An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

               (e) Automatic Conversion Upon Public Offering.

                    (i) Mandatory Conversion of Preferred Stock. In connection with the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $7,500,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $1.38 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock) then all outstanding shares of Convertible Preferred Stock, Series A shall be converted automatically into the number of shares of Common Stock into which such shares of Convertible Preferred Stock, Series A are then convertible pursuant to this Section 5 as of the closing and consummation of such underwritten public offering without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                    (ii) Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion event specified in the preceding paragraph
(i), the holders of the Convertible Preferred Stock, Series A shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred Stock, Series A so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates and the holder shall not be entitled to exercise any of the rights of a holder of the shares of Common Stock issued upon conversion of the shares of Convertible Preferred Stock, Series A unless certificates evidencing such shares of Convertible Preferred Stock, Series A being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                    (f) Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Convertible Preferred Stock, Series A shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which each holder would have received had such holder's Convertible Preferred Stock, Series A been converted into Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereinafter defined in Section 5(j)), retained such securities or such other assets receivable by such holder during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Convertible Preferred Stock, Series A.

                    (g) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Convertible Preferred Stock, Series A shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Convertible Preferred Stock, Series A shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Convertible Preferred Stock, Series A might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                    (h) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger, or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, or any other form of business combination or reorganization in which control of the Corporation is transferred and to which Section 7 does not apply (each, a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Convertible Preferred Stock, Series A shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock, Series A the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization to which such holder would have been entitled if such holder had converted its shares of Convertible Preferred Stock, Series A immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 (including adjustment of the Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Convertible Preferred Stock, Series A) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                    (i) Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Conversion Rate, the Corporation at its expense will furnish each record holder of Convertible Preferred Stock, Series A, at such holder's registered address as shall appear on the stock records of the Corporation, a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                    (j) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Convertible Preferred Stock, Series A shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Convertible Preferred Stock, Series A surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Convertible Preferred Stock, Series A being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Convertible Preferred Stock, Series A being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Convertible Preferred Stock, Series A in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Convertible Preferred Stock, Series A shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                    (k) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Convertible Preferred Stock, Series A. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Convertible Preferred Stock, Series A, the Corporation shall pay to the holder of the shares of Convertible Preferred Stock, Series A which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Convertible Preferred Stock, Series A being converted at any one time by any holder thereof, not upon each share of Convertible Preferred Stock, Series A being converted.

                    (l) Partial Conversion. In the event some but not all of the shares of Convertible Preferred Stock, Series A represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Convertible Preferred Stock, Series A which were not converted.

                   (m) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Convertible Preferred Stock, Series A, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred Stock, Series A (including any shares of Convertible Preferred Stock, Series A represented by any warrants, options, subscription or purchase rights for Convertible Preferred Stock, Series A), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred Stock, Series A (including any shares of Convertible Preferred Stock, Series A represented by any warrants, options, subscriptions or purchase rights for such Convertible Preferred Stock, Series A), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                   (n) No Reissuance of Convertible Preferred Stock, Series A. No share or shares of Convertible Preferred Stock, Series A acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued as shares of Convertible Preferred Stock, Series A, and all such shares shall be retired and returned to the status of authorized, unissued and undesignated shares of Preferred Stock.

          6. No Redemption Rights; Repurchases.

                   (a) The Corporation shall not have the right to mandatorily redeem all of the outstanding shares of Convertible Preferred Stock, Series A. Nothing herein shall prohibit the Corporation from purchasing or acquiring Shares of Convertible Preferred Stock, Series A.

                   (b) The Corporation shall not purchase or acquire any shares of Convertible Preferred Stock, Series A except pursuant to an offer made upon the same terms pro rata to all holders of outstanding shares of Convertible Preferred Stock, Series A.

          7. Merger, Consolidation, Etc.

                   (a) If at any time there is (1) a merger or consolidation of the Corporation with or into another corporation or other entity or person, or any other corporate reorganization in which the Corporation shall not be the continuing or surviving entity of such merger, consolidation or reorganization, or any transaction or series of related transactions by the Corporation, in each case in which in excess of 50 percent of the Corporation's voting power is transferred, or (2) a sale of all or substantially all of the Corporation's assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Convertible Preferred Stock, Series A shall be entitled to receive in exchange for their shares of Convertible Preferred Stock, Series A, prior to any distribution to holders of Common Stock, a number of shares of stock or other securities or an amount of cash or property to be issued to the Corporation or its stockholders by reason of such reorganization, merger, consolidation or sale in an amount per share of Convertible Preferred Stock, Series A having a value equal to $.457 per share subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, reclassification or other similar event involving a change in the capital structure of the Convertible Preferred Stock, Series A). The holders of Common Stock and Convertible Preferred Stock, Series A, shall thereafter be entitled to receive, pro rata, the remainder of the number of shares of stock or other securities or cash or property to be issued to the Corporation or its stockholders by reason of such reorganization, merger, consolidation or sale (treating each share of Convertible Preferred Stock, Series A as if it had been converted into the number of shares of Common Stock into which it is at the time convertible pursuant to Section 5).

               (b) Any securities to be delivered to the holders of Convertible Preferred Stock, Series A, and Common Stock pursuant to Section 7(a) above shall be valued as follows:

                 (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                    (A) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three days prior to the closing of the transaction;

                    (B) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of the transaction; and

                    (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                 (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

               (c) In the event the requirements of subsection 7(a) are not complied with, the Corporation shall forthwith either:

                  (i) cause the closing of the transaction to be postponed until such time as the requirements of this Section 7 have been complied with, or

                  (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Convertible Preferred Stock, Series A shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 7(d) hereof.

               (d) The Corporation shall give each holder of record of Convertible Preferred Stock, Series A written notice of such impending transaction not later than 20 days prior to the stockholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 7, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place earlier than 20 days after the Corporation has given the first notice provided for herein or earlier than ten days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of 75 percent of the shares of Convertible Preferred Stock, Series A then outstanding.

               (e) The provisions of this Section 7 are in addition to and not in lieu of the provisions of Section 4 hereof.

          IN WITNESS WHEREOF, Cadus Pharmaceutical Corporation has caused this certificate to be signed by Jeremy Levin, its President, and attested by John B. Landes, its Secretary, on the 29th day of June, 1992.

                                                      CADUS PHARMACEUTICAL
                                                         CORPORATION

Attest:                                     By:/s/JEREMY LEVIN
                                               -----------------------
/s/JOHN B. LANDES
- -------------------------
     John B. Landes
       Secretary

                           CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                        CADUS PHARMACEUTICAL CORPORATION

                         (PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

     Cadus Pharmaceutical Corporation, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by deleting existing Article FOURTH thereof and substituting in lieu of Article FOURTH the following:

"FOURTH. The total number of shares of all classes which the Corporation shall have authority to issue is 53,000,000, consisting of 30,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 23,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

A.  Undesignated Preferred Stock

Subject only to the limitations hereinbefore and hereinafter contained and to the requirements of the laws of the State of Delaware, authority is hereby vested in the Board of Directors of the Corporation from time to time to issue the Preferred Stock in one or more series and by resolution or resolutions as to each series:

          (a) To fix the distinctive serial designation of the shares of such series,

          (b) to fix the rate per annum at which the holders of the shares of such series shall be entitled to receive dividends or the amount of dividends which the holders of the shares of such series shall be entitled to receive, if any, the dates on which said dividends shall be payable, and if the directors determine that the dividends with respect to said series shall be cumulative, the date or dates from which such dividends shall be cumulative,

          (c) to determine whether the shares of such series shall have voting power, and, if so, the extent and definition of such voting power,

          (d) to fix the price or prices at which the shares of such series may be redeemed, and to determine whether the shares of such series may be redeemed in whole or in part or only as a whole,

          (e) to fix the amounts payable on the shares of such series in the event of liquidation, dissolution or winding up of the Corporation,

          (f) to determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of Preferred Stock and the conversion price, or prices, or the rate, or rates, of exchange at which such conversion or exchange may be made,

          (g) to determine the amount of the sinking fund, purchase fund, or any analogous fund, if any, to be provided with respect to each such series, and

          (h) to fix preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, applicable to each such series.

B. Common Stock

          1. Subject to the prior rights of the holders of Preferred Stock from time to time outstanding, the Common Stock shall be entitled to receive such dividends as the Board of Directors may from time to time declare thereon out of the funds available therefor and to receive any balance remaining in case of dissolution, liquidation or winding up of the Corporation.

          2. The holders of the Common Stock, except when there shall be Preferred Stock outstanding possessing voting rights applicable in the premises, shall have the exclusive voting power for the election of Directors and for all other corporate purposes."

     SECOND: That said amendment has been duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Cadus Pharmaceutical Corporation has caused this Certificate of Amendment to be signed by Jeremy Levin, its President and Chief Executive Officer, and John B. Landes, its Secretary, on this 28th day of July, 1993.

                                                     CADUS PHARMACEUTICAL
                                                        CORPORATION

                                                 By: /s/JEREMY LEVIN
                                                    ----------------------------
                                                        Jeremy Levin
                                                        President and
                                                    Chief Executive Officer

Attest:

By: /s/JOHN B. LANDES
   ------------------------
       John B. Landes
         Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        CADUS PHARMACEUTICAL CORPORATION

                         (PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

         Cadus Pharmaceutical Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by deleting the existing Article FOURTH thereof and the Certificate of Designation filed pursuant thereto and substituting in lieu of Article FOURTH and such Certificate of Designation the following:

         "FOURTH. The total number of shares of all classes which the Corporation shall have authority to issue is 49,701,080, consisting of 19,701,080 shares of Preferred Stock (the "Preferred Stock"), $.001 par value per share, and 30,000,000 shares of Common Stock (the "Common Stock"), $.001 par value per share. The Preferred Stock shall have two series: Series A Convertible Preferred Stock ("Series A Preferred Stock"), consisting of 14,879,651 shares, and Series B Convertible Preferred Stock ("Series B Preferred Stock"), consisting of 4,821,429 shares. As used herein the term Preferred Stock means the Series A Preferred Stock and the Series B Preferred Stock, share-for-share alike and without distinction as to class or series, except as otherwise set forth herein or as the context otherwise requires.

         A description of the different classes of the Corporation's capital stock and a statement of the designations and relative rights, preferences and limitations hereof are as follows:

               A. PREFERRED STOCK

         1. RELATIVE RIGHTS.

               The preferences, limitations, voting rights and relative rights of the Preferred Stock shall be as set forth below.

         2. DIVIDENDS.

               In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled to dividends in an amount per share of Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock held by the holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

         3. LIQUIDATION, DISSOLUTION OR WINDING UP.

               (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Preferred Stock, and subject to the liquidation rights and preferences of any class or series of capital stock designated in the future to be senior to, or on a parity with, the Preferred Stock with respect to liquidation preferences, the holders of each share of Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes whether such assets are capital, surplus or earnings ("Available Assets"), an amount equal to $0.457 for each share of Series A Preferred Stock and $3.50 for each share of Series B Preferred Stock. Such amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be.

               If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Preferred Stock the full amount to which they otherwise would be entitled, the holders of Preferred Stock shall share ratably in any distribution of Available Assets in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Preferred Stock, if all liquidation preference dollar amounts with respect to such shares were paid in full.

               After the payment or distribution to the holders of Preferred Stock of the full preferential amounts to which they are entitled, the holders of Common Stock shall be entitled to receive ratably all of the remaining assets of the corporation to be distributed.

               (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         4. VOTING POWER.

               (a) GENERAL. Except as otherwise expressly provided in this
Section 4 or as otherwise required by law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation.

               (b) RIGHTS WITH RESPECT TO CERTAIN MATTERS. So long as (i) the number of outstanding shares of Series A Preferred Stock is at least equal to 25 percent of the number of shares of Series A Preferred Stock originally issued or
(ii) the number of outstanding shares or Series B Preferred Stock is at least equal to 25 percent of the number of shares of Series B Preferred Stock originally issued, the Corporation shall not take any of the following actions without the approval by the affirmative vote of the holders of at least 66-2/3 percent of the then outstanding shares of Preferred Stock, voting as a separate class, each share of Preferred Stock to be entitled, in each instance, to that number of votes equal to the largest number of whole shares of Common Stock into which such share of Preferred Stock could be converted pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited:

                  (1) amend the Certificate of Incorporation if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock so as to materially adversely affect the rights of the holders of the Preferred Stock; or

                  (2) authorize or create shares of any class of stock ranking senior to or on a parity with the Preferred Stock with respect to general voting or liquidation preferences or dividend or redemption rights; or

                  (3) redeem or purchase any outstanding shares of Common Stock (except upon the termination of employment of an employee or pursuant to agreements existing on the date hereof).

               (c) RIGHTS OF PREFERRED STOCK WITH RESPECT TO CERTAIN AMENDMENTS TO BY-LAWS. So long as the number of outstanding shares of Series A Preferred Stock is at least equal to 25 percent of the number of shares of Series A Preferred Stock originally issued, the Corporation shall not amend its By-Laws or this Certificate of Incorporation in any manner if the effect of the amendment is to eliminate or change, in whole or in part, the vote required with respect to the items enumerated in Section 2.6 of its By-Laws as adopted by the Board of Directors of the Corporation on June 28, 1994, without the approval by the affirmative vote of the holders of at least 85 percent of the then outstanding shares of Preferred Stock, voting as a separate class, each share of Preferred Stock to be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such share of Preferred Stock could be converted pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

               (d) RIGHTS OF SERIES A PREFERRED STOCK WITH RESPECT TO CERTAIN MATTERS. So long as the number of outstanding shares of Series A Preferred Stock is at least equal to 25 percent of the number of shares of Series A Preferred Stock originally issued, the Corporation shall not (i) redeem or purchase any outstanding shares of Series B Preferred Stock, (ii) increase the authorized number of shares of Series A Preferred Stock, or (iii) amend the Certificate of Incorporation if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock so as to materially adversely affect only the rights of the holders of the Series A Preferred Stock, without the approval by the affirmative vote of the holders of at least 85 percent of the then outstanding shares of Series A Preferred Stock, voting as a separate class, each share of Series A Preferred Stock to be entitled to one vote.

               (e) RIGHTS OF SERIES B PREFERRED STOCK WITH RESPECT TO CERTAIN MATTERS. So long as the number of outstanding shares of Series B Preferred Stock is at least equal to 25 percent of the number of shares of Series B Preferred Stock originally issued, the Corporation shall not (i) redeem or purchase any outstanding shares of Series A Preferred Stock, (ii) increase the authorized number of shares of Series B Preferred Stock or issue additional shares of Series B Preferred Stock, or (iii) amend the Certificate of Incorporation if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Preferred Stock so as to materially adversely affect only the rights of the holders of the Series B Preferred Stock, without the approval by the affirmative vote of the holders of at least 66-2/3 percent of the then outstanding shares of Series B Preferred Stock, voting as a separate class, each share of Series B Preferred Stock to be entitled to one vote.

         5. CONVERSION RIGHTS. The holders of the Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

               (a) GENERAL. Subject to and in compliance with the provisions of this Section 5, any shares of the Preferred Stock may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled to receive upon conversion at any particular time shall be the product obtained by multiplying the Series A Conversion Rate or the Series B Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, being converted at such time.

               (b) CONVERSION RATE. The conversion rate in effect at any time
(i) for the Series A Preferred Stock (the "Series A Conversion Rate") shall be the quotient obtained by dividing $0.457 by the Series A Conversion Value calculated as provided in Section 5(c) and (ii) for the Series B Preferred Stock (the "Series B Conversion Rate") shall be the quotient obtained by dividing $2.80 by the Series B Conversion Value calculated as provided in Section 5(c).

               (c) CONVERSION VALUE. The Series A Conversion Value in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $0.457. The Series B Conversion Value in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $2.80.

               (d) ADJUSTMENTS TO CONVERSION VALUE

                  (i)(A) UPON DILUTIVE ISSUANCES OF COMMON STOCK OR CONVERTIBLE SECURITIES. If the Corporation shall, while there are any shares of Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share less than the Series A Conversion Value and/or the Series B Conversion Value, in effect immediately prior to such issuance or sale, then in each such case such Series A Conversion Value or Series B Conversion Value, as the case may be, upon each such issuance or sale, except as hereinafter provided, shall be reduced so as to be equal to an amount determined by multiplying the Series A Conversion Value or the Series B Conversion Value, as the case may be, by a fraction:

                           (1) the numerator of which shall be (a) the number of
                  shares of Common Stock outstanding
                  immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (as hereafter defined) (calculated on a fully-diluted basis assuming the conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Series A Conversion Value or the Series B Conversion Value, as the case may be, in effect immediately prior to such issuance, and

                           (2) the denominator of which shall be (a) the number
                  of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

         The provisions of this Section 5(d)(i)(A) may be waived with respect to all outstanding shares of (i) Series A Preferred Stock in any instance by the affirmative vote of holders of a majority of the outstanding shares of Series A Preferred Stock and (ii) Series B Preferred Stock in any instance by the affirmative vote of holders of a majority of the outstanding shares of Series B Preferred Stock.

                  (i)(B) UPON DILUTIVE ISSUANCES OF WARRANTS, OPTIONS AND PURCHASE RIGHTS TO COMMON STOCK OR CONVERTIBLE SECURITIES.

                           (1) For the purposes of this Section 5(d)(i), the
                  issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock with respect to adjustments in the Series A Conversion Value or the Series B Conversion Value if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Series A Conversion Value or the Series B Conversion Value, as the case may be, in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance of Common Stock Equivalents at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series A Conversion Value or the Series B Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                           (2) ADJUSTMENTS FOR CANCELLATION OR EXPIRATION OF
                  COMMON STOCK EQUIVALENTS. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Series A Conversion Value or the Series B Conversion Value, as the case may be, will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series A Conversion Value or the Series B Conversion Value, as the case may be, since the date of issuance of such Common Stock Equivalents been made to such Series A Conversion Value or the Series B Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series A Conversion Value or the Series B Conversion Value pursuant to this paragraph which relates to any Common Stock Equivalent shall be eliminated if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series A Conversion Value or the Series B Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series A Conversion Value or the Series B Conversion Value, as the case may be, that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                           (3) NET CONSIDERATION PER SHARE. For purposes of this
                  Section 5(d)(i)(B), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                                    (a) The "Net Consideration Per Share" shall
                  mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the

                  Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                                    (b) The "Net Consideration Per Share" which
                  may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                  (i)(C) STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK OTHER THAN COMMON STOCK. In the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation, OTHER THAN holders of Common Stock, entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01 per share, except for dividends payable in shares of Common Stock payable pro rata to holders of Preferred Stock (in accordance with the largest number of whole shares of Common Stock into which their shares of Preferred Stock could be converted pursuant to the provisions of Section 5 hereof) and to holders of any other class of stock.

                  (i)(D) CONSIDERATION OTHER THAN CASH. For purposes of this
Section 5(d)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation. In the event of any dispute between the holders of the Series A Preferred Stock and/or the Series B Preferred Stock, on the one hand, and the Corporation, on the other, regarding the determination of fair market value, at the written request of the holders of a majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, the Corporation shall engage a consulting firm or investment banking firm, selected by the Board of Directors and approved by the holders of a majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Corporation.

                  (i)(E) EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS; RESERVED EMPLOYEE SHARES. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as defined below). This Section 5(d)(i) also shall not apply with respect to the issuance or sale of up to 3,500,000 shares of Common Stock, including by way of the grant of options exercisable for up to such number of shares of Common Stock (which options shall not be counted separately from the Common Stock subject thereto), issued or issuable after the original issue date of the Series A Preferred Stock to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan, consulting agreement, or such other options, issuances, arrangements, agreements or plans approved by Board of Directors; PROVIDED, HOWEVER, that the number set forth above may be increased from time to time by the affirmative vote of the holders of 66-2/3 percent of the outstanding shares of Preferred Stock entitled to vote, voting together as a separate class, each share of Preferred Stock to be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such share of Preferred Stock could be converted pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation. Further, the conversion of Preferred Stock pursuant to this Section 5 and the issuance of options or warrants for the purchase of Common Stock in connection with bona fide business transactions which involve the acquisition of technology by the Corporation, which are approved by the Board of Directors and which are entered into by the Corporation with unaffiliated persons shall not be deemed an issuance of additional shares of Common Stock and shall not have any effect on the calculations contemplated by this Section 5.

                  (d)(ii) UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Conversion Value and the Series B Conversion Value (and all other conversion values set forth in Section 5(d)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying each of the Series A Conversion Value and the Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the products so obtained shall thereafter be the Series A Conversion Value and the Series B Conversion Value, as the case may be, and the Series A Conversion

Value and the Series B Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

               An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

               (e) AUTOMATIC CONVERSION UPON PUBLIC OFFERING.

                  (i) MANDATORY CONVERSION OF PREFERRED STOCK. In connection with the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $7,500,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $1.38 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock) (a "Qualified Public Offering") then all outstanding shares of Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Preferred Stock are then convertible pursuant to this Section 5 immediately after the closing and consummation of such underwritten public offering without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  (ii) SURRENDER OF CERTIFICATES UPON MANDATORY CONVERSION. Upon the occurrence of the conversion event specified in the preceding Section 5(e)(i), the holders of the Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates and the holder shall not be entitled to exercise any of the rights of a holder of the shares of Common Stock issued upon conversion of the shares of Preferred Stock unless certificates evidencing such shares of Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

               (f) DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation OTHER THAN shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which each holder would have received had such holder's Preferred Stock been converted into Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereinafter defined in Section 5(j)), retained such securities or such other assets receivable by such holder during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred Stock.

               (g) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

               (h) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger, or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, or any other form of business combination or reorganization in which control of the Corporation is transferred (each, a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization to which such holder would have been entitled if such holder had converted its shares of Preferred Stock immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 (including adjustments of the Series A Conversion Value and the Series B Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

               (i) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series A Conversion Rate or the Series B Conversion Rate, the Corporation at its expense will furnish each record holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, at such holder's registered address as shall appear on the stock records of the Corporation, a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

               (j) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of

Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               (k) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

               (l) PARTIAL CONVERSION. In the event some but not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

               (m) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscription or purchase rights for Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (n) NO REISSUANCE OF PREFERRED STOCK. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued as shares of Preferred Stock, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

         6. NO REDEMPTION RIGHTS; REPURCHASES.

                  (a) The Corporation shall not have the right to mandatorily redeem all of the outstanding shares of Preferred Stock. Nothing herein shall prohibit the Corporation from purchasing or acquiring shares of Preferred Stock.

                  (b) The Corporation shall not purchase or acquire any shares of Series A Preferred Stock except pursuant to an offer made upon the same terms pro rata to all holders of outstanding shares of Series A Preferred Stock.

                  (c) The Corporation shall not purchase or acquire any shares of Series B Preferred Stock, except pursuant to an offer made upon the same terms pro rata to all holders of outstanding shares of Series B Preferred Stock.

                           B. COMMON STOCK

            1. DIVIDENDS

               Subject to the rights of the holders of Preferred Stock as set forth in Section 2 of Part A of this Article FOURTH, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion. The Board of Directors shall not declare any cash dividends upon the Common Stock until after a Qualified Public Offering.

            2. LIQUIDATION, DISSOLUTION OR WINDING UP.

               The rights of the holders of Common Stock upon liquidation, dissolution or winding up of the Company are as set forth in Section 3 of Part A of this Article FOURTH.

            3. VOTING RIGHTS.

               Except as may otherwise expressly provided herein or as otherwise required by law, the holders of Preferred Stock and Common Stock shall be entitled to vote together as a single class on all matters. Each holder of Common Stock shall have one vote for each share of Common Stock held by him.

               SECOND: That this amendment has been duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of this amendment has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

               THIRD: That this amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jeremy M. Levin, its President, and attested by James Rielly, its Secretary, on July 25, 1994.

                                               CADUS PHARMACEUTICAL CORPORATION

Attest:                                        By: /s/JEREMY M. LEVIN
                                                  ----------------------------
                                                   Jeremy M. Levin, President
/s/JAMES S. RIELLY
- -------------------------
James Rielly, Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        CADUS PHARMACEUTICAL CORPORATION

                         (PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

     Cadus Pharmaceutical Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH, Section A.4(c) thereof.

     SECOND: That this amendment has been duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of this amendment has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That this amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jeremy M. Levin, its President, and attested by James Rielly, its Secretary, on July 28, 1995.


                                        CADUS PHARMACEUTICAL CORPORATION


                                        By: /s/JEREMY LEVIN
                                           -----------------------------
Attest:                                       Jeremy M. Levin, President


/s/JAMES S. RIELLY
- -----------------------
James Rielly, Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        CADUS PHARMACEUTICAL CORPORATION


                         (PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

     Cadus Pharmaceutical Corporation (the "Corporation"), a Corporation is organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by deleting the first two sentences of the existing Article FOURTH thereof and substituting in lieu thereof the following two sentences:
          "FOURTH. The total number of shares of all classes which the Corporation shall have authority to issue is 57,201,080, consisting of 22,201,080 shares of Preferred Stock (the "Preferred Stock"), $.001 par value per share, and 35,000,000 shares of Common Stock (the "Common Stock"),
$.001 par value per share. The Preferred Stock shall have two series:
Series A Convertible Preferred Stock ("Series A Preferred Stock"), consisting of 14,879,651 shares, and Series B Convertible Preferred Stock ("Series B Preferred Stock"), consisting of 7,321,429 shares."
     SECOND: That this amendment has been duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of this amendment has been given to those stockholders who have not consented in writing thereto, as provided in
Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That this amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jeremy M. Levin, its President, and attested by James Rielly, its Secretary, on October 30, 1995.



                                        CADUS PHARMACEUTICAL CORPORATION

                                        By: /s/JEREMY LEVIN
                                           -----------------------------
Attest:                                       Jeremy M. Levin, President


/s/JAMES S. RIELLY
- -----------------------
James Rielly, Secretary